SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549


                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES AND EXCHANGE ACT OF 1934

                 Date of report: March 19, 2002

                 DIGITRAN SYSTEMS, INCORPORATED
       (Exact Name of Registrant as Specified in Charter)


          DELAWARE                 1-11034                72-086167
    (State of Incorporation)  (Commission File No.)    (I.R.S. Tax Id Number)

                      205 West 8800 South
                          P.O. Box 91
                    Paradise, UT 84328-0091
       (Address of Principal Executive Offices)(Zip Code)

                         (435) 757-4408
        (Issuer's Telephone Number, Including Area Code)

Item 5. Other Events.

On or about February 5, 2002, Digitran Systems, Incorporated filed with the Commission a Preliminary Form 14A ("Proxy Statement") by which it notified shareholders of a Special Meeting of Shareholders to have been held on March 21, 2002 at 3:00 p.m. (EST) at the Holiday Inn located on Route 22 in Springfield, New Jersey and by which it solicited proxy votes with respect to matters such as the following actions: (1) Approval of Merger Transaction with Tradingear.com, Inc.; (2) Approval of a Change in Capitalization and a Reverse Split of Digitran Systems, Incorporated's stock; (3) Election of new Directors; and (4) Ratification of the appointment of Samuel Klein, CPAs as the Company's new independent certified public accountants. These actions had previously been approved by the Board of Directors of the Company.

On February 20, 2002 the Company filed a Definitive Form 14A with the Commission in accordance with guidelines concerning the appropriate waiting period. During the week of February 25, 2002, the Company mailed the Notice of Special Meeting of Shareholders, Proxy Statement and Proxy Ballot to shareholders of record.

On or about March 14, 2002, the Company was informed by staff members of the Commission that the Form 14A was deficient in certain respects, particularly due to the fact that it included financial statements that were no longer sufficiently current to be in compliance with Commission rules and guidelines.

By action of its Board of Directors, the Company has withdrawn its Preliminary and Definitive Form 14A and intends to resubmit them as soon as practicable to include updated and audited financial statements. At the time of resubmission, the Company also intends to supply additional information concerning this proposed merger with Tradingear.com, Inc. in accordance with suggestions of staff members of the Commission and other interested parties.

Accordingly, the Special Meeting of Shareholders as stated in the Proxy materials scheduled to be held at 3:00 p.m. on March 21, 2002 at the Holiday Inn in Springfield, New Jersey will be adjourned pending the submission to the Commission, shareholders of the Company and other interested parties of a revised Preliminary and Definitive Form 14A.

Notwithstanding the delay caused by the unforeseen developments described above, it is the intention of the Company to work diligently to consummate the proposed merger Transaction with Tradingear.com, Inc. as well as implement the other matters which were the subject of the now withdrawn Proxy Statement and solicit Proxy votes with respect to the actions described in the withdrawn Preliminary and Definitive Form 14A.

                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITRAN SYSTEMS, INCORPORATED


Date:     March 19, 2002      /s/ Scott Lybbert
                              ----------------------------------
                              Scott Lybbert, Corporate Secretary